UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2017
Date of Report (Date of earliest event reported)

STONE ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.    Costs Associated with Exit or Disposal Activities.

On May 25, 2017 and June 8, 2017, Stone Energy Corporation (the “Company” or “Stone”) notified employees of workforce reduction plans, which are expected to better align its employee base with the current business needs. The plans will result in a reduction of approximately 20% of the Company’s total workforce and are expected to be substantially completed by the end of the second quarter of 2017. In connection with the reductions, the Company estimates it will incur a pre-tax charge of approximately $5-6 million in the second quarter of 2017, primarily consisting of cash severance payments to affected employees and payment of related employer payroll taxes. The workforce reduction percentage and the range of expected charges exclude the effects of a smaller reduction made in late-April 2017 associated with the sale of our Appalachia properties and separation costs tied to the departure of our previous Chief Executive Officer.

Item 7.01.    Regulation FD Disclosure.

On June 9, 2017, the Company issued a press release announcing the commencement of drilling operations on the Rampart Deep Prospect in Mississippi Canyon Block 116 and the implementation a workforce reduction plan. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Stone plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including anticipated charges and cash expenditures related to workforce reductions, future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the timing and extent of changes in commodity prices for oil and gas; operating risks; liquidity risks, including risks relating to our bank credit facility and the Company's ability to access the capital markets; political and regulatory developments and legislation, including developments and legislation relating to our operations in the Gulf of Mexico basin; and other risk factors and known trends and uncertainties as described in Stone’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements. Stone assumes no obligation and expressly disclaims any duty to update the information contained herein, except as required by law.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press release dated June 9, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: June 9, 2017	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 9, 2017